                                                                   EXHIBIT 10.28


                                   AGREEMENT
                                    BETWEEN
                       BELLSOUTH TELECOMMUNICATIONS INC.
                                      AND
                            BUSINESS TELECOM, INC.

                               TABLE OF CONTENTS
                               -----------------


General Terms and Conditions
Part A
    1.  Purpose
    2.  Term of the Agreement
    3.  Ordering Procedures
    4.  Parity
    5.  White Pages Listings
    6.  Bona Fide Request/New Business Request Process for Further Unbundling
    7.  Court Ordered Requests for Call Detail Records and Other Subscriber
        Information
    8.  Liability and Indemnification
    9.  Intellectual Property Rights and Indemnification
   10.  Treatment of Proprietary and Confidential Information
   11.  Assignments
   12.  Resolution of Disputes
   13.  Taxes
   14.  Force Majeure
   15.  Year 2000 Compliance
   16.  Modification of Agreement
   17.  Waivers
   18.  Governing Law
   19.  Arm's Length Negotiations
   20.  Notices
   21.  Rule of Construction
   22.  Headings of No Force or Effect
   23.  Multiple Counterparts
   24.  Implementation of Agreement
   25.  Filing of Agreement
   26.  Entire Agreement

Part B - Definitions

Attachment  1 - Resale
Attachment  2 - Network Elements and Other Services
Attachment  3 - Network Interconnection
Attachment  4 - Physical Collocation
Attachment  5 - Access to Numbers and Number Portability
Attachment  6 - Ordering and Provisioning
Attachment  7 - Billing and Billing Accuracy Certification
Attachment  8 - Rights-of-Way, Conduits and Pole Attachments
Attachment  9 - Performance Measurements
Attachment 10 - Agreement Implementation Template

                                           General Terms and Conditions - Part A
                                                                          Page 1

                                   AGREEMENT

          THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., ("BellSouth"), a Georgia corporation, and Business Telecom, Inc., ("BTI") a North Carolina corporation, and shall be deemed effective as of February 21, 2000. This Agreement may refer to either BellSouth or BTI or both as a "Party" or "Parties."

                              W I T N E S S E T H

          WHEREAS, BellSouth is a local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee; and

          WHEREAS, BTI is or seeks to become an alternative local exchange telecommunications company ("CLEC") authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

          WHEREAS, the Parties wish to resell BellSouth's telecommunications services and/or interconnect their facilities, purchase network elements and other services, and exchange traffic specifically for the purposes of fulfilling their obligations pursuant to sections 251 and 252 of the Telecommunications Act of 1996 ("the Act").

          NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and BTI agree as follows:

1.        Purpose

          The Parties agree that the rates, terms and conditions contained within this Agreement, including all Attachments, comply and conform with each Parties' obligations under sections 251 and 252 of the Act. The resale, access and interconnection obligations contained herein enable BTI to provide competing telecommunications service pursuant to the Act, to residential and business subscribers within the territory of BellSouth. The Parties agree that BTI will not be considered to have offered telecommunications services to the public in any state within BellSouth's region until such time as it has ordered services for resale or interconnection facilities for the purposes of providing business and/or residential telecommunications services pursuant to the Act to customers.

                                           General Terms and Conditions - Part A
                                                                          Page 2
2.        Term of the Agreement

2.1 The term of this Agreement shall be two years, beginning February 21, 2000, and shall apply to the state(s) of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and
          Tennessee.   If as of the expiration of this Agreement, a Subsequent
          Agreement (as defined in Section 2.2 below) has not been executed by the Parties, this Agreement shall continue on a month-to-month basis while a Subsequent Agreement is being negotiated. The Parties' rights and obligations with respect to this Agreement after expiration shall be as set forth in Section 2.4 below.

2.2 The Parties agree that by no later than one hundred and eighty (180) days prior to the expiration of this Agreement, they shall commence negotiations with regard to the terms, conditions and prices of resale and/or local interconnection to be effective beginning on the expiration date of this Agreement ("Subsequent Agreement").

2.3 If, within one hundred and thirty-five (135) days of commencing the negotiation referred to in Section 2.2 above, the Parties are unable to satisfactorily negotiate new resale and/or local interconnection terms, conditions and prices, either Party may petition the Commission to establish appropriate local interconnection and/or resale arrangements pursuant to 47 U.S.C. 252. The Parties agree that, in such event, they shall encourage the Commission to issue its order regarding the appropriate local interconnection and/or resale arrangements no later than the expiration date of this Agreement. The Parties further agree that in the event the Commission does not issue its order prior to the expiration date of this Agreement, or if the Parties continue beyond the expiration date of this Agreement to negotiate the local interconnection and/or resale arrangements without Commission intervention, the terms, conditions and prices ultimately ordered by the Commission, or negotiated by the Parties, will be effective retroactive to the day following the expiration date of this Agreement.

2.4 Notwithstanding the foregoing, in the event that as of the date of expiration of this Agreement the parties are negotiating in good faith and have converted the existing agreement to a month-to-month term, the Parties have not entered into a Subsequent Agreement and either no arbitration proceeding has been filed in accordance with Section 2.3 above, or the Parties have not mutually agreed (where permissible) to extend the arbitration window for petitioning the applicable Commission(s) for resolution of those terms upon which the Parties have not agreed, then either Party may terminate this Agreement upon sixty (60) days notice to the other Party. In the event that BellSouth terminates this Agreement as provided above, BellSouth shall continue to offer services to BTI pursuant to the terms, conditions and rates set forth in either BellSouth's Statement of Generally Available Terms (SGAT) to the extent an SGAT has been approved by the applicable Commission(s), or the then current standard interconnection agreement. In the event that the SGAT or BellSouth's standard

                                           General Terms and Conditions - Part A
                                                                          Page 3

          interconnection agreement becomes effective as between the Parties, the Parties may continue to negotiate a Subsequent Agreement, and the terms of such Subsequent Agreement shall be effective retroactive to the day following expiration of this Agreement.

3.        Ordering Procedures

3.1 BTI shall provide BellSouth its Carrier Identification Code (CIC), Operating Company Number (OCN), Group Access Code (GAC) and Access Customer Name and Address (ACNA) code as applicable prior to placing its first order.

3.2 The Parties agree to adhere to the BellSouth Local Interconnection and Facility Based Ordering Guide and Resale Ordering Guide, as appropriate for the services ordered.

3.3 BTI shall pay charges for Operational Support Systems (OSS) as set forth in this Agreement in Attachment 1 and/or in Attachment 2, 3, 5 and 7 as applicable.

4.        Parity

          When BTI purchases, pursuant to Attachment 1 of this Agreement, telecommunications services from BellSouth for the purposes of resale to end users, BellSouth shall provide said services so that the services are equal in quality, subject to the same conditions, and provided within the same provisioning time intervals that BellSouth provides to its affiliates, subsidiaries and end users. To the extent technically feasible, the quality of a Network Element, as well as the quality of the access to such Network Element provided by BellSouth to BTI shall be at least equal in quality to that which BellSouth provides to itself. The quality of the interconnection between the networks of BellSouth and the network of BTI shall be at a level that is equal to that which BellSouth provides itself, a subsidiary, an Affiliate, or any other party. The interconnection facilities shall be designed to meet the same technical criteria and service standards that are used within BellSouth's network and shall extend to a consideration of service quality as perceived by end users and service quality as perceived by BTI.

5.        White Pages Listings

          BellSouth shall provide BTI and their customers access to white pages directory listings under the following terms:

5.1       Listings.  BTI shall provide all new, changed and deleted listings on
          --------
          a timely basis and BellSouth or its agent will include BTI residential and business customer listings in the appropriate White Pages (residential and business) or alphabetical directories. Directory listings will make no distinction between BTI and BellSouth subscribers.

                                           General Terms and Conditions - Part A
                                                                          Page 4

5.2       Rates.  Subscriber primary listing information in the White Pages
          -----
          shall be provided at no charge to BTI or its subscribers and BTI will provide subscriber listing information to BellSouth at no charge.

5.3       Procedures for Submitting BTI Subscriber Information.  BellSouth will
          ----------------------------------------------------
          provide to BTI a magnetic tape or computer disk containing the proper format for submitting subscriber listings. BTI will be required to provide BellSouth with directory listings and daily updates to those listings, including new, changed, and deleted listings, on a magnetic tape, computer disk, or other mutually agreed upon means. These procedures are detailed in BellSouth's Local Interconnection and Facility Based Ordering Guide.

5.4       Unlisted/Non-Published Subscribers.  BTI will be required to provide
          ----------------------------------
          to BellSouth the names, addresses and telephone numbers of all BTI customers that wish to be omitted from directories.

5.5       Inclusion of BTI Customers in Directory Assistance Database.
          -----------------------------------------------------------
          BellSouth will include and maintain BTI subscriber listings in BellSouth's Directory Assistance databases at no charge and BTI shall provide such Directory Assistance listings at no charge. BellSouth and BTI will formulate appropriate procedures regarding lead time, timeliness, format and content of listing information.

5.6       Listing Information Confidentiality.  BellSouth will accord BTI's
          -----------------------------------
          directory listing information the same level of confidentiality that BellSouth accords its own directory listing information, and BellSouth shall limit access to BTI's customer proprietary confidential directory information to those BellSouth employees who are involved in the preparation of listings.

5.7       Optional Listings.  Additional listings and optional listings will be
          -----------------
          offered by BellSouth at tariffed rates as set forth in the General Subscriber Services Tariff, less the wholesale discount.

5.8       Delivery.  BellSouth or its agent shall deliver White Pages
          -----------
          directories to BTI subscribers at no charge.

                                           General Terms and Conditions - Part A
                                                                          Page 5

6.        Bona Fide Request/New Business Request Process for Further Unbundling

          To the extent BTI is a facilities based provider or a facilities based and resale provider, this section shall apply. BellSouth shall, upon request of BTI, provide to BTI access to its network elements at any technically feasible point for the provision of BTI's telecommunications service where such access is necessary and failure to provide access would impair the ability of BTI to provide services that it seeks to offer. Any request by BTI for access to a network element, interconnection option, or for the provisioning of any service or product that is not already available shall be treated as a Bona Fide Request/New Business Request, and shall be submitted to BellSouth pursuant to the Bona Fide Request/New Business Request process set forth following.

6.1 A Bona Fide Request/New Business Request shall be submitted in writing to BTI's Account Manager by BTI and shall specifically identify the requested service date, technical requirements, space requirements and/or such specifications that clearly define the request such that BellSouth has sufficient information to analyze and prepare a response. Such a request also shall include BTI's designation of the request as being (i) pursuant to the Telecommunications Act of 1996 or
          (ii) pursuant to the needs of the business.

7.        Court Ordered Requests for Call Detail Records and Other Subscriber
          Information

          To the extent technically feasible, BellSouth maintains call detail records for BTI end users for limited time periods and can respond to subpoenas and court ordered requests for this information. BellSouth shall maintain such information for BTI end users for the same length of time it maintains such information for its own end users.

7.1 BTI agrees that BellSouth will respond to subpoenas and court ordered requests delivered directly to BellSouth for the purpose of providing call detail records when the targeted telephone numbers belong to BTI end users. Billing for such requests will be generated by BellSouth and directed to the bona fide requesting party.

7.2 BTI agrees that in cases where BTI receives subpoenas or court ordered requests for call detail records for targeted telephone numbers belonging to BTI end users, BTI will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to BellSouth. Billing for call detail information will be generated by BellSouth and directed to the law enforcement agency initiating the request.

7.3 In cases where the timing of the response to the law enforcement agency prohibits BTI from having the subpoena or court ordered request redirected to BellSouth by

                                           General Terms and Conditions - Part A
                                                                          Page 6

          the law enforcement agency, BTI will furnish the official request to BellSouth for providing the call detail information. BellSouth will provide the call detail records to BTI and bill BTI a reasonable rate for the information. BTI agrees to reimburse BellSouth for the call detail information provided.

7.4 BTI will provide BTI end user and/or other customer information that is available to BTI in response to subpoenas and court orders for their own customer records. BellSouth will redirect subpoenas and court ordered requests for BTI end user and/or other customer information to BTI for the purpose of providing this information to the law enforcement agency.

8.        Liability and Indemnification

8.1       BellSouth Liability.  BellSouth shall take financial responsibility
          -------------------
          for its own actions in causing, or its lack of action in preventing, unbillable or uncollectible BTI revenues.

8.2       BTI Liability.  In the event that BTI consists of two (2) or more
          -------------
          separate entities as set forth in the preamble to this Agreement, all such entities shall be jointly and severally liable for the obligations of BTI under this Agreement.

8.3       Liability for Acts or Omissions of Third Parties.   Neither BellSouth
          ------------------------------------------------
          nor BTI shall be liable for any act or omission of another telecommunications company providing a portion of the services provided under this Agreement.

8.4       Limitation of Liability.
          -----------------------

8.4.1 Each Party's liability to the other for any loss, cost, claim, injury or liability or expense, including reasonable attorney's fees relating to or arising out of any negligent act or omission in its performance of this Agreement whether in contract or in tort, shall be limited to a credit for the actual cost of the services or functions not performed or improperly performed.

8.4.2     Limitations in Tariffs.  A Party may, in its sole discretion, provide
          ----------------------
          in its tariffs and contracts with its Customer and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to Customer or third Party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such Party would have charged that applicable person for the service, product or function that gave rise to such Loss and (ii) Consequential Damages. To the extent that a Party elects not to place in its tariffs or contracts such limitations of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such Loss.

                                           General Terms and Conditions - Part A
                                                                          Page 7

8.4.3 Neither BellSouth nor BTI shall be liable for damages to the other's terminal location, POI or other company's customers' premises resulting from the furnishing of a service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a company's negligence or willful misconduct or by a company's failure to properly ground a local loop after disconnection.

8.4.4 Under no circumstance shall a Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this limitation of liability shall apply to provision of such advice, recommendations, and analyses.

8.5       Indemnification for Certain Claims.  The Party providing services
          ----------------------------------
          hereunder, its affiliates and its parent company, shall be indemnified, defended and held harmless by the Party receiving services hereunder against any claim, loss or damage arising from the receiving company's use of the services provided under this Agreement pertaining to (1) claims for libel, slander or invasion of privacy arising from the content of the receiving company's own communications, or (2) any claim, loss or damage claimed by the customer of the Party receiving services arising from such company's use or reliance on the providing company's services, actions, duties, or obligations arising out of this Agreement.

8.6       Disclaimer.  EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS
          ----------
          AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR
          FACILITIES PROVIDED UNDER THIS AGREEMENT.   THE PARTIES DISCLAIM,
          WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

9.        Intellectual Property Rights and Indemnification

9.1       No License.  No patent, copyright, trademark or other proprietary
          ----------
          right is licensed, granted or otherwise transferred by this Agreement. BTI is strictly prohibited from any use, including but not limited to in sales, in marketing or

                                           General Terms and Conditions - Part A
                                                                          Page 8

          advertising of telecommunications services, of any BellSouth name, service mark or trademark.

9.2       Ownership of Intellectual Property.  Any intellectual property which
          ----------------------------------
          originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

9.3 Indemnification. The Party providing a service pursuant to this ---------------Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with Section 8 of this Agreement.

9.4       Claim of Infringement.  In the event that use of any facilities or
          ---------------------
          equipment (including software), becomes, or in reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense, but subject to the limitations of liability set forth below:

9.4.1 modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

9.4.2     obtain a license sufficient to allow such use to continue.

9.4.3 In the event 9.4.1 or 9.4.2 are commercially unreasonable, then said Party may, terminate, upon reasonable notice, this contract with respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

9.5       Exception to Obligations.  Neither Party's obligations under this
          ------------------------
          Section shall apply to the extent the infringement is caused by: (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software) in combination with equipment or facilities (including software) not provided or authorized by the indemnitor provided the facilities or equipment (including software) would not be infringing

                                           General Terms and Conditions - Part A
                                                                          Page 9

          if used alone; (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

9.6       Exclusive Remedy.  The foregoing shall constitute the Parties' sole
          ----------------
          and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this Agreement.

10.       Treatment of Proprietary and Confidential Information

10.1      Confidential Information.  It may be necessary for BellSouth and BTI
          ------------------------
          to provide each other with certain confidential information, including trade secret information, including but not limited to, technical and business plans, technical information, proposals, specifications, drawings, procedures, customer account data, call detail records and like information (hereinafter collectively referred to as
          "Information").   All Information shall be in writing or other
          tangible form and clearly marked with a confidential, private or proprietary legend and that the Information will be returned to the owner within a reasonable time. The Information shall not be copied
          or reproduced in any form.   BellSouth and BTI shall receive such
          Information and not disclose such Information. BellSouth and BTI shall protect the Information received from distribution, disclosure or dissemination to anyone except employees of BellSouth and BTI with a need to know such Information and which employees agree to be bound by the terms of this Section. BellSouth and BTI will use the same standard of care to protect Information received as they would use to protect their own confidential and proprietary Information.

10.2      Exception to Obligation.  Notwithstanding the foregoing, there will be
          -----------------------
          no obligation on BellSouth or BTI to protect any portion of the Information that is: (1) made publicly available by the owner of the Information or lawfully disclosed by a Party other than BellSouth or BTI; (2) lawfully obtained from any source other than the owner of the Information; or (3) previously known to the receiving Party without an obligation to keep it confidential.

                                           General Terms and Conditions - Part A
                                                                         Page 10

11.       Assignments

          Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate company of the Party without the consent of the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment or delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

12.       Resolution of Disputes

          Except as otherwise stated in this Agreement, the Parties agree that if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, either Party may petition the Commission for a resolution of the dispute. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement.

13.       Taxes

13.1      Definition.  For purposes of this Section, the terms "taxes" and
          ----------
          "fees" shall include but not limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights of way, whether designated as franchise fees or otherwise) imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefore, excluding any taxes levied on income.

13.2      Taxes and Fees Imposed Directly On Either Providing Party or
          ------------------------------------------------------------
          Purchasing Party.
          ----------------

13.2.1 Taxes and fees imposed on the providing Party, which are not permitted or required to be passed on by the providing Party to its customer, shall be borne and paid by the providing Party.

13.2.2 Taxes and fees imposed on the purchasing Party, which are not required to be collected and/or remitted by the providing Party, shall be borne and paid by the purchasing Party.

13.3      Taxes and Fees Imposed on Purchasing Party But Collected And Remitted
          ---------------------------------------------------------------------
          By Providing Party.
          ------------------

                                           General Terms and Conditions - Part A
                                                                         Page 11

13.3.1 Taxes and fees imposed on the purchasing Party shall be borne by the purchasing Party, even if the obligation to collect and/or remit such taxes or fees is placed on the providing Party.

13.3.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

13.3.3 If the purchasing Party determines that in its opinion any such taxes or fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefor, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing Party, the purchasing Party may contest the same in good faith, at its own expense. In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.

13.3.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

13.3.5 If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

13.3.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

13.3.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

                                           General Terms and Conditions - Part A
                                                                         Page 12

13.4      Taxes and Fees Imposed on Providing Party But Passed On To Purchasing
          ---------------------------------------------------------------------
          Party.
          -----

13.4.1 Taxes and fees imposed on the providing Party, which are permitted or required to be passed on by the providing Party to its customer, shall be borne by the purchasing Party.

13.4.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

13.4.3 If the purchasing Party disagrees with the providing Party's determination as to the application or basis for any such tax or fee, the Parties shall consult with respect to the imposition and billing of such tax or fee. Notwithstanding the foregoing, the providing Party shall retain ultimate responsibility for determining whether and to what extent any such taxes or fees are applicable, and the purchasing Party shall abide by such determination and pay such taxes or fees to the providing Party. The providing Party shall further retain ultimate responsibility for determining whether and how to contest the imposition of such taxes and fees; provided, however, that any such contest undertaken at the request of the purchasing Party shall be at the purchasing Party's expense.

13.4.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

13.4.5 If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

13.4.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other reasonable charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

13.4.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in

                                           General Terms and Conditions - Part A
                                                                         Page 13

          no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

13.5      Mutual Cooperation.  In any contest of a tax or fee by one Party, the
          ------------------
          other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest.

14.       Force Majeure

          In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease.

15.       Year 2000 Compliance

          Each Party warrants that it has implemented a program the goal of which is to ensure that all software, hardware and related materials (collectively called "Systems") delivered, connected with BellSouth or supplied in the furtherance of the terms and conditions specified in this Agreement: (i) will record, store, process and display calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such software records, stores, processes and calendar dates falling on or before December 31, 1999; and (ii) shall include without limitation date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

16.       Modification of Agreement

16.1 BellSouth shall make available, pursuant to 47 USC (S) 252 and the FCC rules and regulations regarding such availability, to BTI any interconnection, service, or network element provided under any other agreement filed and approved pursuant to 47 USC (S) 252. The Parties shall adopt all rates, terms and conditions concerning

                                           General Terms and Conditions - Part A
                                                                         Page 14

          such other interconnection, service or network element and any other rates, terms and conditions that are interrelated or were negotiated in exchange for or in conjunction with the interconnection, service or network element being adopted. The adopted interconnection, service, or network element and agreement shall apply to the same states as such other agreement and for the identical term of such other agreement.

16.2 If BTI changes its name or makes changes to its company structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of BTI to notify BellSouth of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change.

16.3 No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

16.4 Execution of this Agreement by either Party does not confirm or infer that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1996 and the consequences of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

16.5 In the event that any final and nonappealable legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of BTI or BellSouth to perform any material terms of this Agreement, BTI or BellSouth may, on thirty (30) days' written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in
          Section 12.

16.6 If any provision of this Agreement, or the application of such provision to either Party or circumstance, shall be held invalid, the remainder of the Agreement, or the application of any such provision to the Parties or circumstances other than those to which it is held invalid, shall not be effective thereby, provided that the Parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

17.       Waivers

          A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter

                                           General Terms and Conditions - Part A
                                                                         Page 15

          to insist upon the specific performance of any and all of the provisions of this Agreement.

18.       Governing Law

          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.

19.       Arm's Length Negotiations

          This Agreement was executed after arm's length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

20.       Notices

20.1 Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered in person or given by postage prepaid mail, address to:

               BellSouth Telecommunications, Inc.

               CLEC Account Team
               9/th/ Floor
               600 North 19/th/ Street
               Birmingham, Alabama 35203

               and

               General Attorney - COU
               Suite 4300
               675 W. Peachtree St.
               Atlanta, GA 30375

               BTI

               Anthony M. Copeland
               Executive Vice President and General Counsel
               4300 Six Forks Road
               Raleigh, North Carolina 27609

          or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

                                           General Terms and Conditions - Part A
                                                                         Page 16

20.2 Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

20.3 BellSouth shall provide BTI notice via Internet posting of price changes and of changes to the terms and conditions of services available for resale.

21.       Rule of Construction

          No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

22.       Headings of No Force or Effect

          The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

23.       Multiple Counterparts

          This Agreement may be executed multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

24.       Implementation of Agreement

          If BTI is a facilities based provider or a facilities based and resale provider, this section shall apply. Within 60 days of the execution of this Agreement, the Parties will adopt a schedule for the implementation of the Agreement. The schedule shall state with specificity time frames for submission of including but not limited to, network design, interconnection points, collocation arrangement requests, pre-sales testing and full operational time frames for the business and residential markets. An implementation template to be used for the implementation schedule is contained in Attachment 10 of this Agreement.

25.       Filing of Agreement

          Upon execution of this Agreement it shall be filed with the appropriate state regulatory agency pursuant to the requirements of
          Section 252 of the Act. If the regulatory agency imposes any filing or public interest notice fees regarding the filing or approval of the Agreement, BTI shall be responsible for publishing the required notice and the publication and/or notice costs shall be borne by BTI.

                                           General Terms and Conditions - Part A
                                                                         Page 17

26.       Entire Agreement

          This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior Agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby.

          This Agreement may include attachments with provisions for the following services:

          Network Elements  and Other Services
          Local Interconnection
          Resale
          Collocation

          The following services are included as options for purchase by BTI. BTI shall elect said services by written request to its Account Manager if applicable.
          Optional Daily Usage File (ODUF)
          Enhanced Optional Daily Usage File (EODUF)
          Access Daily Usage File (ADUF)
          Line Information Database (LIDB) Storage
          Centralized Message Distribution Service (CMDS)
          Calling Name (CNAM)

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year above first written.

BellSouth Telecommunications, Inc.           Business Telecom, Inc.


     /s/ Jerry Hendrix                              /s/ Anthony M. Copeland
-----------------------------           ----------------------------------------
          Signature                                     Signature


        Jerry Hendrix                               Anthony M. Copeland
-----------------------------           ----------------------------------------
           Name                                           Name


        Senior Director                 Executive Vice President/General Counsel
 ----------------------------           ----------------------------------------
          Title                                          Title


          02/21/00                                February 16, 2000
-----------------------------           ----------------------------------------
            Date                                          Date